FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter Results

PORTSMOUTH, N.H. – November 6, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the third quarter of 2024. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

Financial Performance Highlights for the Third Quarter of 2024

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/24	9/30/23	Reported $	Constant Fx	9/30/24	9/30/23	Reported $	Constant Fx
Storage Rental Revenue	$936	$859	9%	9%	$2,740	$2,500	10%	10%
Service Revenue	$622	$530	17%	18%	$1,828	$1,561	17%	17%
Total Revenue	**$1,557**	**$1,389**	**12%**	**13%**	**$4,569**	**$4,061**	**13%**	**13%**
Net Income	$(34)	$91	(137)%		$78	$158	(51)%	
Reported EPS	$(0.11)	$0.31	(136)%		$0.26	$0.53	(51)%	
Adjusted EPS	$0.44	$0.45	(2)%		$1.28	$1.28	—	
Adjusted EBITDA	$568	$500	14%	14%	$1,631	$1,436	14%	14%
Adjusted EBITDA Margin	*36.5%*	*36.0%*	*50 bps*		*35.7%*	*35.4%*	*30 bps*	
AFFO	$332	$301	10%		$977	$884	11%	
AFFO per share	$1.13	$1.02	11%		$3.30	$3.01	10%	

"We are pleased to report a very strong third quarter and continued strong momentum in the second half of 2024, resulting in all-time record Revenue, Adjusted EBITDA, and AFFO," said William L. Meaney, President and CEO of Iron Mountain. "Our team is making outstanding progress toward our accelerated growth objectives and our Project Matterhorn operating model continues to drive our business to greater heights by providing new and enhanced solutions for our customers."

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• Total reported revenues for the third quarter were $1.6 billion, compared with $1.4 billion in the third quarter of 2023, an increase of 12.2%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 12.5% compared to the prior year, driven by a 9.3% increase in storage rental revenue and a 17.6% increase in service revenue. Year to date, total reported revenues increased 12.5%, or 12.8% excluding the impact of Fx. • Net Income for the third quarter was $(33.7) million, compared with $91.4 million in the third quarter of 2023. Unfavorable changes in foreign currency exchange rates resulted in an approximate $76.0 million dollar impact to Other Expense (Income), Net, year over year. Year to date, net income was $78.0 million, compared with $158.1 million in 2023. • Adjusted EBITDA for the third quarter was $568.1 million, compared with $500.0 million in the third quarter of 2023, an increase of 13.6%. On a constant currency basis, Adjusted EBITDA increased by 13.9% in the third quarter, compared to the third quarter of 2023, driven by increased revenue in Global RIM, ALM, and data center. On a constant currency basis, year to date Adjusted EBITDA increased 13.9%. • FFO (Normalized) per share was $0.79 for the third quarter, compared with $0.76 in the third quarter of 2023. Year to date, FFO (Normalized) per share was $2.31, compared with $2.19 in 2023, or an increase of 5.5%. • AFFO was $332.0 million for the third quarter, compared with $301.2 million in the third quarter of 2023, an increase of 10.2% driven by improved Adjusted EBITDA. Year to date, AFFO was $976.6 million compared with $883.5 million, or an increase of 10.5%. • AFFO per share was $1.13 for the third quarter, compared with $1.02 in the third quarter of 2023. Year to date, AFFO per share was $3.30, compared to $3.01 in 2023, or an increase of 9.6%. Dividend On November 6, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.715 per share for the fourth quarter. The fourth quarter 2024 dividend is payable on January 7, 2025, for shareholders of record on December 16, 2024. Guidance Iron Mountain affirmed full year 2024 guidance, and now expects to be on track to achieve the high end of full year 2024 guidance range; details are summarized in the table below. 2024 Guidance(1) ($ in millions, except per share data) 2024 Guidance Total Revenue $6,000 - $6,150 Adjusted EBITDA $2,175 - $2,225 AFFO $1,300 - $1,335 AFFO Per Share $4.39 - $4.51 (1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. 2

About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers’ work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 9/30/2024 12/31/2023 ASSETS Current Assets: Cash and Cash Equivalents $168,515 $222,789 Accounts Receivable, Net 1,243,464 1,259,826 Prepaid Expenses and Other 306,867 252,930 Total Current Assets $1,718,846 $1,735,545 Property, Plant and Equipment: Property, Plant and Equipment $11,549,081 $10,373,989 Less: Accumulated Depreciation (4,354,477) (4,059,120) Property, Plant and Equipment, Net $7,194,604 $6,314,869 Other Assets, Net: Goodwill $5,198,460 $5,017,912 Customer and Supplier Relationships and Other Intangible Assets 1,276,963 1,279,800 Operating Lease Right-of-Use Assets 2,591,238 2,696,024 Other 489,518 429,652 Total Other Assets, Net $9,556,179 $9,423,388 Total Assets $18,469,629 $17,473,802 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $136,547 $120,670 Accounts Payable 586,793 539,594 Accrued Expenses and Other Current Liabilities 1,288,176 1,250,259 Deferred Revenue 294,545 325,665 Total Current Liabilities $2,306,061 $2,236,188 Long-term Debt, Net of Current Portion 13,245,462 11,812,500 Long-term Operating Lease Liabilities, Net of Current Portion 2,438,905 2,562,394 Other Long-term Liabilities 277,588 237,590 Deferred Income Taxes 233,484 235,410 Redeemable Noncontrolling Interests 70,537 177,947 Total Long-term Liabilities $16,265,976 $15,025,841 Total Liabilities $18,572,037 $17,262,029 (Deficit) Equity Total (Deficit) Equity ($102,408) $211,773 Total Liabilities and Equity (Deficit) $18,469,629 $17,473,802 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Revenues:					
Storage Rental	$935,701	$919,746	1.7 %	$858,656	9.0 %
Service	621,657	614,663	1.1 %	529,519	17.4 %
Total Revenues	**$1,557,358**	**$1,534,409**	**1.5 %**	**$1,388,175**	**12.2 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$678,390	$675,971	0.4 %	$592,201	14.6 %
Selling, General and Administrative	341,929	344,838	(0.8)%	315,030	8.5 %
Depreciation and Amortization	232,240	224,501	3.4 %	198,757	16.8 %
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	5,091	2,790	82.5 %	(4,416)	n/a
Total Operating Expenses	**$1,306,194**	**$1,304,115**	**0.2 %**	**$1,150,342**	**13.5 %**
Operating Income (Loss)	**$251,164**	**$230,294**	**9.1 %**	**$237,833**	**5.6 %**
Interest Expense, Net	186,067	176,521	5.4 %	152,801	21.8 %
Other Expense (Income), Net	86,362	5,833	n/a	(16,271)	n/a
Net (Loss) Income Before Provision (Benefit) for Income Taxes	**$(21,265)**	**$47,940**	**(144.4)%**	**$101,303**	**(121.0)%**
Provision (Benefit) for Income Taxes	12,400	13,319	(6.9)%	9,912	25.1 %
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(45)	(1,162)	(96.1)%	348	(112.9)%
Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(33,620)**	**$35,783**	**(194.0)%**	**$91,043**	**(136.9)%**
Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated:					
Basic	$(0.11)	$0.12	(191.7)%	$0.31	(135.5)%
Diluted	$(0.11)	$0.12	(191.7)%	$0.31	(135.5)%
Weighted Average Common Shares Outstanding - Basic	293,603	293,340	0.1 %	292,148	0.5 %
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	(0.8)%	294,269	(0.2)%

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Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change Revenues: Storage Rental $2,740,289 $2,499,501 9.6 % Service 1,828,341 1,560,959 17.1 % Total Revenues $4,568,630 $4,060,460 12.5 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,007,616 $1,756,471 14.3 % Selling, General and Administrative 1,006,232 921,355 9.2 % Depreciation and Amortization 666,296 576,218 15.6 % Acquisition and Integration Costs 28,573 13,015 119.5 % Restructuring and Other Transformation 124,562 121,362 2.6 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 8,270 (18,982) (143.6) % Total Operating Expenses $3,841,549 $3,369,439 14.0 % Operating Income (Loss) $727,081 $691,021 5.2 % Interest Expense, Net 527,107 434,148 21.4 % Other Expense (Income), Net 79,665 67,879 17.4 % Net Income (Loss) Before Provision (Benefit) for Income Taxes $120,309 $188,994 (36.3) % Provision (Benefit) for Income Taxes 42,328 30,925 36.9 % Net Income (Loss) $77,981 $158,069 (50.7) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,757 2,317 (24.2) % Net Income (Loss) Attributable to Iron Mountain Incorporated $76,224 $155,752 (51.1) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.26 $0.53 (50.9) % Diluted $0.26 $0.53 (50.9) % Weighted Average Common Shares Outstanding - Basic 293,229 291,805 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,912 293,615 0.8% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Add / (Deduct):					
Interest Expense, Net	186,067	176,521	5.4 %	152,801	21.8 %
Provision (Benefit) for Income Taxes	12,400	13,319	(6.9)%	9,912	25.1 %
Depreciation and Amortization	232,240	224,501	3.4 %	198,757	16.8 %
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	5,091	2,790	82.5 %	(4,416)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	85,532	4,532	n/a	(17,626)	n/a
Stock-Based Compensation Expense	29,563	29,889	(1.1)%	18,313	61.4 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,341	2,173	7.7 %	2,060	13.6 %
Adjusted EBITDA	**$568,113**	**$544,361**	**4.4 %**	**$499,962**	**13.6 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

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Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2024 YTD 2023 % Change Net Income (Loss) $77,981 $158,069 (50.7) % Add / (Deduct): Interest Expense, Net 527,107 434,148 21.4 % Provision (Benefit) for Income Taxes 42,328 30,925 36.9 % Depreciation and Amortization 666,296 576,218 15.6 % Acquisition and Integration Costs 28,573 13,015 119.5 % Restructuring and Other Transformation 124,562 121,362 2.6 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 8,270 (18,982) (143.6) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 76,954 58,559 31.4 % Stock-Based Compensation Expense 73,491 53,195 38.2 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 5,767 9,919 (41.9) % Adjusted EBITDA $1,631,329 $1,436,428 13.6% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(0.11)**	**$0.12**	**(191.7)%**	**$0.31**	**(135.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.04	0.03	33.3 %	0.03	33.3 %
Restructuring and Other Transformation	0.13	0.16	(18.8)%	0.13	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	0.01	100.0 %	(0.02)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.29	0.02	n/a	(0.06)	n/a
Stock-Based Compensation Expense	0.10	0.10	—	0.06	66.7 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.02	(50.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.03)	33.3 %	(0.03)	33.3 %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.44**	**$0.42**	**4.8 %**	**$0.45**	**(2.2)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended September 30, 2024 and 2023 was 15.1% and 13.3%, respectively, and the quarter ended June 30, 2024 was 14.5%. The Tax Impact of reconciling Items and discrete tax Items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding.

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Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2024 YTD 2023 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.26 $0.53 (50.9) % Add / (Deduct): Acquisition and Integration Costs 0.10 0.04 150.0 % Restructuring and Other Transformation 0.42 0.41 2.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 0.03 (0.06) (150.0) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.26 0.20 30.0 % Stock-Based Compensation Expense 0.25 0.18 38.9 % Non-Cash Amortization Related to Derivative Instruments 0.04 0.06 (33.3) % Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.08) (0.09) (11.1) % Income (Loss) Attributable to Noncontrolling Interests 0.01 0.01 — Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.28 $1.28 — (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ending September 30, 2024 and 2023 was 15.1% and 13.3%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Add / (Deduct):					
Real Estate Depreciation (1)	93,864	97,771	(4.0)%	80,430	16.7 %
Loss (Gain) on Sale of Real Estate, Net of Tax	531	579	(8.3)%	750	(29.2)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,604	5,571	0.6 %	7,482	(25.1)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,422	1,112	27.9 %	679	109.4 %
FFO (Nareit)	**$67,756**	**$139,654**	**(51.5)%**	**$180,732**	**(62.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	4,554	2,211	106.0 %	(5,116)	(189.0)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	85,532	4,532	n/a	(17,626)	n/a
Stock-Based Compensation Expense	29,563	29,889	(1.1)%	18,313	61.4 %
Non-Cash Amortization Related to Derivative Instruments	4,176	4,177	—	5,270	(20.8)%
Real Estate Financing Lease Depreciation	3,692	3,236	14.1 %	3,001	23.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(10,465)	(8,643)	21.1 %	(10,220)	2.4 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(83)	(50)	(66.0)%	(44)	88.6 %
FFO (Normalized)	**$233,269**	**$231,021**	**1.0 %**	**$223,080**	**4.6 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.23	$0.47	(51.1)%	$0.61	(62.3)%
FFO (Normalized)	$0.79	$0.78	1.3 %	$0.76	3.9 %
Weighted Average Common Shares Outstanding - Basic	293,603	293,340	0.1 %	292,148	0.5 %
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	(0.8)%	294,269	(0.2)%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
FFO (Normalized)	**$233,269**	**$231,021**	**1.0 %**	**$223,080**	**4.6 %**
Add / (Deduct):					
Non-Real Estate Depreciation	66,787	57,923	15.3 %	49,500	34.9 %
Amortization Expense (1)	62,293	60,001	3.8 %	58,344	6.8 %
Amortization of Deferred Financing Costs	6,666	6,143	8.5 %	5,485	21.5 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,321	1,475	(10.4)%	1,715	(23.0)%
Non-Cash Rent Expense (Income)	4,984	3,658	36.2 %	6,119	(18.5)%
Reconciliation to Normalized Cash Taxes	(2,166)	(2,524)	(14.2)%	(8,364)	(74.1)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	183	180	1.7 %	182	0.5 %
Less:					
Recurring Capital Expenditures	41,337	36,976	11.8 %	34,861	18.6 %
AFFO	**$332,000**	**$320,901**	**3.5 %**	**$301,201**	**10.2 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.13	$1.08	4.6 %	$1.02	10.8 %
Weighted Average Common Shares Outstanding - Basic	293,603	293,340	0.1 %	292,148	0.5 %
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	(0.8)%	294,269	(0.2)%

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change Net Income (Loss) $77,981 $158,069 (50.7) % Add / (Deduct): Real Estate Depreciation (1) 275,208 238,117 15.6% (Gain) Loss on Sale of Real Estate, Net of Tax (84) (16,849) (99.5) % Data Center Lease-Based Intangible Assets Amortization (2) 16,751 18,518 (9.5) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 2,975 1,373 116.7 % FFO (Nareit) $372,831 $399,228 (6.6) % Add / (Deduct): Acquisition and Integration Costs 28,573 13,015 119.5 % Restructuring and Other Transformation 124,562 121,362 2.6 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 8,583 (1,983) n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 76,954 58,559 31.4 % Stock-Based Compensation Expense 73,491 53,195 38.2 % Non-Cash Amortization Related to Derivative Instruments 12,529 16,921 (26.0) % Real Estate Financing Lease Depreciation 9,914 8,997 10.2 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (24,992) (26,825) (6.8) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (92) (319) (71.5) % FFO (Normalized) $682,353 $642,150 6.3 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.26 $1.36 (7.4) % FFO (Normalized) $2.31 $2.19 5.5 % Weighted Average Common Shares Outstanding - Basic 293,229 291,805 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,912 293,615 0.8% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change FFO (Normalized) $682,353 $642,150 6.3 % Add / (Deduct): Non-Real Estate Depreciation 181,783 140,213 29.6 % Amortization Expense (1) 182,640 170,374 7.2 % Amortization of Deferred Financing Costs 18,909 13,580 39.2 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 4,118 5,207 (20.9) % Non-Cash Rent Expense (Income) 14,301 20,158 (29.1) % Reconciliation to Normalized Cash Taxes (1,045) (17,348) (94.0) % Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 545 4,688 (88.4) % Less: Recurring Capital Expenditures 107,050 95,490 12.1 % AFFO $976,554 $883,532 10.5 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $3.30 $3.01 9.6 % Weighted Average Common Shares Outstanding - Basic 293,229 291,805 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,912 293,615 0.8% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. 15